EXHIBIT 23(A)


                            INDEPENDENT AUDITORS' CONSENT



               We consent to the incorporation by reference in this Registration Statement of Florida Power & Light Company on Form S-3 of our report dated February 12, 1999, appearing in Florida Power & Light Company's Annual Report on Form 10-K for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP


          Miami, Florida
          July 28, 1999